EXHIBIT 21
                    SUBSIDIARIES OF THE REGISTRANT

All of the following subsidiaries of TECO Energy, Inc., are organized under the laws of Florida except as indicated. The following list omits certain subsidiaries pursuant to paragraph (b)(21)(ii) of Regulation S-K Item 601.

   Tampa Electric Company
     Power Engineering & Construction, Inc.
   TECO Diversified, Inc.
     TECO Transport Corporation
        Electro-Coal Transfer Corporation (a Louisiana corporation)
          G C Service Company, Inc.
        Gulfcoast Transit Company
        Mid-South Towing Company
        TECO Towing Company
     TECO Coal Corporation (a Kentucky corporation)
        Gatliff Coal Company (a Kentucky corporation)
        Rich Mountain Coal Company (a Tennessee corporation)
        Clintwood Elkhorn Mining Company (a Kentucky corporation)
        Pike-Letcher Land Company (a Kentucky corporation)
        Premier Elkhorn Coal Company (a Kentucky corporation)
     TECO Properties Corporation
     TECO Coalbed Methane, Inc. (an Alabama corporation)
   TECO Finance, Inc.
   TECO Oil & Gas, Inc.
   TECO Investments, Inc.
   TECO Power Services Corporation
     Hardee Power I, Inc.
     Hardee  Power II, Inc.
        Hardee Power Partners, Ltd.
     TPS Guatemala One, Inc.
        Tampa Centro Americana de Electricidad, Limitada
          (a Guatemalan Limited Liability Company)
     TPS Operations Company
     TPS International Power, Inc.(a Cayman Islands Limited Liability
         Company)
   Bosek, Gibson and Associates, Inc.
   TeCom Inc.
   Peoples Gas Company
   Peoples Cogeneration Company
     PAS Power Co.
   Suwanee Gas Marketing, Inc.
     TECO Gas Services, Inc.














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